Exhibit 10.4
Restricted Unit Grant
under the
Enterprise Products Company 2005 EPE Long-Term Incentive Plan
Date of Grant:
Name of Grantee:
Number of Units Granted:
Restricted Unit Grant Number:
     Enterprise Products Company (formerly EPCO, Inc.) (the “Company”) is pleased to inform you that you have been granted the number of Restricted Units set forth above under the Enterprise Products Company 2005 EPE Long-Term Incentive Plan (the “Plan”). A Restricted Unit is a Common Unit of Enterprise GP Holdings L.P. (the “Partnership”) that is subject to the forfeiture and non-transferability provisions, if any, set forth below in this Agreement (the “Restrictions”). The terms of the grant are as follows:
     1. One hundred percent (100%) of the Restricted Units shall be fully vested, i.e., not restricted, on the Date of Grant set forth above (the “Vesting Date”).
     2. The Restricted Units will be evidenced, at the sole option and in the sole discretion of the Partnership, either (i) in book-entry form in your name in the Common Unit register of the Partnership maintained by the Partnership’s transfer agent or (ii) a unit certificate issued in your name. You shall have voting rights and shall be entitled to receive all distributions made by the Partnership on such Restricted Units free and clear of any Restrictions.
     3. To the extent that the grant or vesting of a Restricted Unit results in the receipt of compensation by you with respect to which the Company or an Affiliate has a tax withholding obligation pursuant to applicable law, unless you make other arrangements that are acceptable to the Company or such Affiliate, you must deliver to the Company or the Affiliate such amount of money as the Company or the Affiliate may require to meet its tax withholding obligations under such applicable law. No issuance of an unrestricted Common Unit shall be made pursuant to this Agreement until you have paid or made arrangements approved by the applicable member of the Company or any of its Affiliates (collectively, the “Affiliated Group”) to satisfy in full any applicable tax withholding obligations pursuant to applicable law. For purposes of this paragraph, unless you make other arrangements or are subsequently notified to the contrary, applicable member of the Affiliated Group will satisfy your obligations with respect to any applicable tax withholding by withholding from the issuance under this Agreement a number of vested Common Units having a then-fair-market value equal to such tax withholding obligations, based on the closing price per Common Unit as reported on the New York Stock Exchange (or other principal stock exchange on which the Common Units are then listed) on the date of vesting. The Committee has determined that it intends that the Plan meet the requirements of Rule 16b-3 under the Exchange Act and that the transactions of the type specified in Rule 16b-3 by non-employee directors and by officers of the Company (whether or not they are directors) pursuant to the Plan, including the foregoing net settlement procedure, will be exempt from the operation of Section 16(b) of the Exchange Act.
     4. Notwithstanding any other provision of this Agreement, neither the Company nor the Partnership shall be obligated to deliver to you any unrestricted Common Units if counsel to the Company determines such delivery would violate any law or regulation of any governmental authority or agreement between the Company or the Partnership and any national securities exchange upon which the Common Units are listed or any policy of the Company or any Affiliate of the Company.
     5. These Restricted Units are subject to the terms of the Plan, which is hereby incorporated by reference as if set forth in its entirety herein, including, without limitation, the ability of the Company, in its discretion, to amend your Restricted Unit award without your approval. In the event of a conflict between the terms of this Agreement and the Plan, the Plan shall be the controlling document. Capitalized terms that are used, but are not defined, in this Option grant award have the respective meanings provided for in the Plan. The Plan, as in effect on the Date of Grant, is attached hereto as Exhibit A.

Enterprise Products Company (formerly EPCO, Inc.)

Senior Vice President, Human Resources

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